Stockholder contact:	Kevin Howley 617-385-9517 kevin.howley@columbiathreadneedle.com

Media contact:	Elizabeth Kennedy 617-897-9394 liz.kennedy@ampf.com

TRI-CONTINENTAL CORPORATION

ANNOUNCES RECORD AND MEETING DATES FOR

87th ANNUAL MEETING OF STOCKHOLDERS

Boston, MA, January 30, 2017 — Tri-Continental Corporation (the “Corporation”) (NYSE: TY) today announced that it will hold its 87th Annual Meeting of Stockholders on April 19, 2017 (the “Meeting”) in Minneapolis, MN. The close of business on February 28, 2017 has been fixed by the Corporation’s Board of Directors (the Board) as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. This, the proxy proposal(s), and other information relating to the Meeting, including additional details of the Meeting place and time, will be described in a notice of meeting and proxy statement that the Corporation intends to file with the Securities and Exchange Commission.

Investors should consider the investment objectives, risks, charges, and expenses of the Corporation carefully before investing. A prospectus containing information about the Corporation (including its investment objectives, risks, charges, expenses, and other information about the Corporation) may be obtained by contacting your financial advisor or visiting www.columbiathreadneedleus.com. The prospectus should be read carefully before investing in the Corporation. For more information, please call 1-800-345-6611 or visit columbiathreadneedleus.com.

Investment products are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

Tri-Continental Corporation is managed by Columbia Management Investment Advisers, LLC. This material is distributed by Columbia Management Investment Distributors, Inc., member FINRA.

© 2017 Columbia Management Investment Advisers, LLC. All rights reserved.

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